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                                                            EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Armco Inc. on Form S-4 of our report dated February 9, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
January 26, 1999